Exhibit 10.1

MAIA BIOTECHNOLOGY, Inc.

June 17, 2025

Holder of Common Stock Purchase Warrants

Re:	Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

MAIA Biotechnology, Inc. (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) a reduction in the Exercise Price (as defined in the respective Existing Warrants and as set forth on Exhibit A hereto) of the warrants set forth on Exhibit A hereto (the “Existing Warrants”) held by you in consideration for exercising by you for cash all of the Existing Warrants, as set forth on the signature page hereto. The issuance of the shares of Common Stock underlying the Existing Warrants (the “Existing Warrant Shares”) are being issued as “restricted securities” and have not been registered under Securities Act of 1933, as amended (the “Securities Act’) or any applicable state securities law. The Existing Warrant Shares will not contain any restrictive legend if any of the conditions set forth in in the first full paragraph on the next page hereof are satisfied.

In consideration for the exercise in full for cash all of the Existing Warrants held by the Holder as set forth on the Holder’s signature page hereto (the “Warrant Exercise”) on or before the Execution Time (as defined below), the Company agrees to reduce the Exercise Price (as defined in the Existing Warrants) for all Existing Warrants held by Holder to $1.50 per share.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter agreement below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrant Exercise Price”) on or before 3:59 p.m., Eastern Time, on June 17, 2025 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the Existing Warrant Shares will contain restrictive legends when issued, and that the Existing Warrant Shares will not be registered under the Securities Act. Also, Holder represents and warrants that it is acquiring the Existing Warrant Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Existing Warrant Shares.

The Holder understands that issuance of the Existing Warrant Shares shall bear a legend substantially similar to the following:

“THE OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Certificates evidencing the Existing Warrant Shares shall not contain any restrictive legend (including the legend set forth above), (i) while a registration statement covering the resale of such Existing Warrant Shares is effective under the Securities Act, (ii) following any sale of such Existing Warrant Shares during the period typically beginning on the six-month anniversary of the issuance of the Existing Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such Existing Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Existing Warrant Shares and without volume or manner-of-sale restrictions, which period typically begins one-year after issuance of the Existing Warrant Shares, (iv) if such Existing Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such Existing Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”).

The Holder agrees with the Company that it will sell the Existing Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Existing Warrant Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Existing Warrant Shares as set forth above is predicated upon the Company’s reliance upon this understanding.

No later than the second (2nd) Trading Day following the date of this agreement, the closing (“Closing”) shall occur at such location as the parties shall mutually agree.

The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder or holders of Existing Warrants or other warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement.

The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

Sincerely yours,

MAIA BIOTECHNOLOGY, Inc.

By:
Name:
Title:

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder:

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory:

Title of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory: Trustee Total Number of Existing Warrants:

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: $2

[Holder signature page to MAIA Inducement Offer]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith.. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

EXHIBIT A

EXISTING WARRANTS

Name of Holder	Existing Warrants	Exercise Price

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